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                                                                      EXHIBIT 11



                               GLASSMASTER COMPANY
                        COMPUTATION OF EARNINGS PER SHARE
                     For the two years ended August 31, 2002
                    (Thousands except for per share figures)

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

                                                                    2002       2001
                                                                    ----       ----
Primary:
  Income (Loss) from Continuing Operations                        ($  543)   ($1,272)
  Income (Loss) from Discontinued Operations                            0          0
                                                                  -------    -------
  Net Income (Loss)                                               ($  543)   ($1,272)
                                                                  =======    =======

Basic:
  Average Shares Outstanding                                        1,636      1,631

  Per Share Amounts:
          Continuing Operations                                   ($  .33)   ($  .78)
          Discontinued Operations                                       0          0
                                                                  -------    -------
          Net Income (Loss)                                       ($  .33)   ($  .78)

Diluted:
  Average Shares Outstanding                                        1,636      1,631
  Net effect of dilutive stock options under the treasury stock
   method using the average market price                                0          0
                                                                  -------    -------
      Total                                                         1,636      1,631

  Per Share Amounts:
          Continuing Operations                                   ($  .33)   ($  .78)
          Discontinued Operations                                       0          0
                                                                  -------    -------
          Net Income (Loss)                                       ($  .33)   ($  .78)
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